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EXHIBIT 10.15

MANAGEMENT AGREEMENT

AGREEMENT made as of this 21st day of September 2001, between INTERNATIONAL MICROCOMPUTER SOFTWARE, INC., a California Corporation having an office at 75 Rowland Way, Novato, California ("IMSI") and DIGITAL CREATIVE DEVELOPMENT CORPORATION, a Utah corporation, having an office at 67 Irving Place North, Fourth Floor, New York, New York 10003 ("DCDC") (this "Agreement").

        WHEREAS, pursuant to the Agreement and Plan of Merger (THE "merger Agreement") dated as of August 31, 2001 between IMSI and DCDC, martin Wade, the Chief Executive Officer of DCDC ("Wade"), became CEO of IMSI, and the members of the Board of Directors of DCDC became members of the Board of Directors of IMSI.

        WHEREAS, IMSI'S desire to retain DCDC to provide management services in connection with its day to day business and coordinate the accounting functions of IMSI.

        NOW, THEREFORE, in consideration of the mutual premises, undertakings and conditions hereinafter set forth, the parties hereto agree as follows:

Operations and Management of the Business

           (a) DCDC agrees that the following individuals will provide to IMSI certain advisory services in the areas of financial management, insurance, investment banking, and business planning, and cause the following individuals to serve as follows:

                  i. CEO Wade will act as the Chief Executive Officer ("CEO") of IMSI, and shall be required to perform those duties that are generally associated with the role of CEO, including the general and active management of the business of IMSI.

                  ii. CFO Vincent De Lorenzo ("De Lorenzo") shall act as Chief Financial Officer ("CFO") of IMSI and perform general financial services for IMSI including those duties, which are generally associated with the role of a CFO.

                  iii. Assistants to CFO Various individuals shall from time to time perform financial record keeping and other financial services for IMSI at the direction of Wade and De Lorenzo and may assist De Lorenzo in performing his duties as CFO (Wade and De Lorenzo and any assistants are collectively referred to as the "Executives").

           (b) IMSI acknowledges that although the Executives shall be obligated to devote a sufficient amount of time to perform the services contemplated by this Agreement, the Executives will not devote their time exclusively to IMSI and will continue to serve in similar capacities for DCDC.

           (c) DCDC shall be responsible for payment of all salary, benefits and other compensation to the Executives and for payment of all payroll taxes with respect to their employment.

           (d) DCDC shall cause the Executives to serve at the direction of the Board of Directors of IMSI and to comply with all rules and policies adopted by IMSI as they may be adopted or modified from time to time.

Termination Date


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This Agreement shall be effective for a period of six (6) months from the date hereof, unless sooner terminates with or without cause by either party upon 15 days written notice, and may be renewed upon the mutual agreement of IMSI and DCDC for additional thirty (30) day periods.

Representations and Warranties of DCDC

DCDC warrants and represents that it is a good corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action and do not violate, result in a default under or contravene any other agreement to which DCDC is bound.

Representations and Warranties of IMSI

IMSI warrants and represents that it is a good corporation duly incorporated, validly existing and in good standing under the laws of the State of California and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action and do not violate, result in a default under or contravene any other agreement to which IMSI is bound.

Compensation

In consideration for the services to be provided by DCDC to IMSI, DCDC shall be entitled to compensation in the amount of $50,000 per month in arrears.

Other Provisions

           (a) Notice of Agreement This Agreement shall not be deemed to create any relationship of franchise, agency, partnership or joint venture between the parties hereto.

           (b) Non-Waiver The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; and no waiver whatsoever shall be valid unless in writing, signed by the waiving party, and only to the extent herein set forth.

           (c) Parties in Interest All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors in interest of the respective parties hereto.

           (d) Laws Governing This Agreement shall be construed and interpreted according to the laws of the State of New York, with the same force and effect as is fully executed and to be performed therein.

           (e) Notices All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with first-class postage paid, at the addresses first set forth above or to such person and place as the parties may specify by written notice.

           (f) Counterparts This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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           (g)    Severability If any provisions or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
a California corporation

By: /s/ GORDON LANDIS

Name: Gordon Landis

Title: President

DIGITAL CREATIVE DEVELOPMENT CORPORATION a Utah corporation

By: /s/ MARTIN R. WADE III

Name: Martin R. Wade III

Title: President


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